UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RealEstate Pathways, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	27-2300669
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2114 West Apache Trail
Apache Junction, Arizona 85120
P. 480.382.2212
 (Registrant’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [  ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A(d), check the following box [X]

Securities Act registration statement file number to which this form relates:  333-178517

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1 DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-178517) as originally filed with the Securities and Exchange Commission on December 15, 2011 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2 EXHIBITS

3.1	Articles of Incorporation (incorporated by reference from RealEstate Pathways, Inc.’s Registration Statement on Form S-1 filed on December 15, 2011 Registration No. 333-178517)

3.2	By-laws (incorporated by reference from RealEstate Pathways, Inc.’s Registration Statement on Form S-1 filed on December 15, 2011 Registration No. 333-178517)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

REALESTATE PATHWAYS, INC.

By: /s/Eric K. Lindberg
           Eric K. Lindberg
           President and Director

June 27, 2012